UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): MARCH 28, 2005

HEALTH NET, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12718	95-4288333
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21650 Oxnard Street

Woodland Hills, California 91367

(Address of Principal Executive Offices) (Zip Code)

(818) 676-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7- Regulation FD

Item 7.01. Regulation FD Disclosure.

On March 29, 2005 and March 30, 2005, David Olson, Senior Vice President, Corporate Communications of Health Net, Inc. (the “Company”), will be meeting with investors and analysts at certain healthcare conferences. Discussions during those meetings will focus on, among other things, the Company’s strategy and future outlook, and will include a reaffirmation of previously disclosed first quarter and full year 2005 financial expectations.

Cautionary Statements

The Company and its representatives from time to time make written and oral forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, including statements in this Current Report, in presentations, press releases and filings with the Securities and Exchange Commission. These statements are based on management’s analysis, judgment, belief and expectation only as of the date such statements are made, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, rising health care costs, trends in medical care ratios, operational issues, health care reform and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in any forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s most recent Annual Report on Form 10-K filed with the SEC and the risks discussed in the Company’s other periodic filings with the Securities and Exchange Commission from time to time. You are cautioned not to place undue reliance on these forward-looking statements. Except to the extent required under federal securities laws, the Company undertakes no obligation to update or publicly revise any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2005

HEALTH NET, INC.

By:	/s/ B. Curtis Westen
B. Curtis Westen
Senior Vice President, General Counsel and Secretary